STATE STREET. Slate Street Holdings Germany GmbH Brienner Straße 59 80333 Munich Phone +49 (0) 89 55 87 8-100 Fax +49 (0) 89 244 47 1-460 www.statestreet.com Service Agreement between State Street Holdings Germany GmbH Brienner Straße 59, 80333 Munich (hereinafter also referred to as the "Company") and Mr. Jörg Ambrosius [Address] (hereinafter also referred to as the "Managing Director") Preamble Mr. Ambrosius has been appointed Managing Director of the Company since 12 November 2008. To date, he has performed this activity under his service agreement with State Street Bank International GmbH dated 18 May 2001 (hereinafter, together with all amendments and additions, the "Previous Service Agreement"). In view of certain regulatory and corporate governance aspects, the parties have agreed to employ Mr. Ambrosius in future on the basis of a new service agreement between the Company and Mr. Ambrosius and to terminate the Previous Service Agreement between State Street Bank International GmbH and Mr. Ambrosius by mutual agreement. Having said this, the parties agree the following service agreement: § 1 - Employing entity The employing entity is State Street Holdings Germany GmbH, Munich, an indirect subsidiary of State Street Bank and Trust Company, Boston, MA., USA. Managing Directors: Stefan Gmür, Jörg Ambrosius, Fabienne Baker, Andreas Niklaus, Kris Wulteputte Registered office Munich, register court Munich HRB 176695 Translation from German original Exhibit 10.15

STATE STREET. § 2 - Start and duration of the service relationship This service agreement shall begin on 1 April 2019. The Managing Director's periods of service since joining the company group on 1 July 2001 are recognized. This service agreement shall run for an indefinite period. It may be terminated by either party with three months' notice to the end of the following calendar quarter. § 3 - Tasks; rights and duties The Managing Director has the title "Co-Head, EMEA Global Services and EMEA Head of Global Exchange, IMS and AIS”. His duties are listed in detail in the job description enclosed as Exhibit for the position. The job description is subject to the right of the Company's shareholders to issue instructions. The rights and duties of the Managing Director are otherwise governed by the law, the Articles of Association, the rules of procedure for the management of the Company as adopted by the shareholders' meeting of the Company, as amended from time to time, this service agreement and the resolutions of the shareholders' meeting of the Company. At the request of the Company, the Managing Director will also take on supervisory board, advisory board, management and similar mandates in companies affiliated with the Company. The exercise of such mandates is compensated with the remuneration in accordance with § 5 of this service agreement. § 4 - Working time The Managing Director places his entire working capacity at the service of the Company. The parties jointly assume that the regular working hours are 37.5 hours per week. However, the Managing Director shall be obliged to perform his duties beyond the regular working hours insofar as this is necessary for the fulfillment of his duties. Any additional work shall be compensated with the remuneration in accordance with § 5 of this service agreement.

STATE STREET. § 5 - Remuneration In return for his services on the basis of this service agreement, the Managing Director receives a fixed annual gross salary of EUR 470,000.00, which is paid in 12 monthly installments on the 20th of each month. In addition, the Company can offer the Managing Director fixed remuneration in the form of a role-based allowance within the framework of the applicable statutory regulations. The role-based allowance agreed between the Managing Director and Stale Street Bank International GmbH in a letter dated 10 October 2017 will be continued by the Company. In all other respects, the payment of variable remuneration is based on the provisions of the remuneration policy of the State Street group in Germany, as amended. The Managing Director not to take any personal hedging or other countermeasures to limit or cancel the risk adjustment of the remuneration. In accordance with Section 8 of the German Remuneration Ordinance for Institutions (Institutsvergütungsverordnung – “IVV”) the Managing Director also undertakes to disclose private securities accounts upon request and hereby the Company the right to inspect his private securities accounts. § 6 - Special benefits The Managing Director receives a company car in accordance with State Street's company car policy in Germany or the comparable leasing rate in accordance with the State Street Car Policy applicable in Munich. The company car can also be used for private purposes. The Managing Director must pay tax on the non-cash benefit from the private use in accordance with German law. The use of the company car is regulated in a separate contract. The current company car agreement dated 4 January 2017 between the Managing Director and State Street Bank International GmbH in this regard is hereby transferred to the Company and continued by the Company. The Managing Director may also receive discretionary variable compensation in accordance with the State Street Corporation's plans for annual variable compensation. The Company continues the company pension scheme which is in place for the benefit of the Managing Director in the form of a direct commitment and which has been transferred from State Street Bank International GmbH to the Company by separate agreement.

STATE STREET. The Managing Director participates in the company accident insurance as in place from time to time. The Managing Director receives capital-forming benefits in the amount of EUR 40.00 gross per month. The employer enters into existing contracts and remits the employee's contributions. The Company grants a monthly tax-free meal allowance of EUR 46.50. This allowance is a voluntary benefit to which there is no legal entitlement, even if it is granted repeatedly. § 7 - Pledging and assignment of salary The pledging and/or assignment of the salary or parts thereof require the prior consent of the Company. The resulting costs shall be borne exclusively by the Managing Director. § 8 - Insurance and absence from work The statutory provisions shall apply with regard to health and social insurance and continued payment of salary in the event of illness. The Managing Director is obliged to inform the company immediately of his illness or any incapacity to work caused by unforeseeable events, or to have the Company informed accordingly. If an incapacity to work due to illness lasts longer than three calendar days, a doctor's certificate of incapacity to work must be submitted to the Company no later than the fourth calendar day of the incapacity to work. § 9 - Vacation regulations The Managing Director is entitled to 30 days (working days) of vacation per calendar year. Working days are all working days with the exception of Saturdays, Sundays and public holidays in the Federal Republic of Germany. Any vacation must be agreed in advance with the Company. The Managing Director may not engage in any paid employment during vacation.

STATE STREET. § 10 - Duty of confidentiality The Managing Director undertakes to treat all information that comes to his knowledge as strictly confidential (banking secrecy). This also includes the salary agreed with him and other special arrangements. This duty of confidentiality shall also apply after termination of this service agreement. § 11 - Secondary employment During the term of this service agreement, the Managing Director may not engage in any paid secondary employment. § 12 - Breach of contract In the event that the Managing Director terminates this service agreement without serious cause and without observing the agreed notice period or breaches § 10 and/or § 11 of this service agreement, the Company may withhold one month's gross salary as a penalty for each case of breach of contract. In this case, the Managing Director also waives all further claims. § 13 - Recognition of the service agreement This service agreement cancels all previous agreements. There are no further verbal or written agreements. Amendments to the agreement must be made in writing. With this service agreement, the previous service agreement between the Managing Director and State Street Bank International GmbH will also be terminated by mutual agreement with effect from the end of 31 March 2019. § 14 - Final provisions Should individual provisions of this service agreement be or become invalid, this shall not affect the validity of the remaining provisions. In place of the invalid provisions or to fill any gaps in the service agreement, an appropriate provision shall apply which comes closest to what the parties intended according to their economic purpose.

STATE STREET. Exhibit: Job Description (Place, Date) (Place, Date) State Street Holdings Germany GmbH Jörg Ambrosius represented by its shareholder State Street Europe Holdings Germany S.à.r.l. & Co. KG and represented by its managing limited partner Mr. Stefan Gmür State Street Bank International GmbH hereby agrees to the transfer of the company car agreement dated 4 January 2017 as set out in Section 6 of the above service agreement and to the mutually agreed termination of the Previous Service Agreement as set out in Section 13 of the above service agreement with effect from the end of 31 March 2019: (Place, Date) State Street Bank International GmbH represented by Stefan Gmür State Street Bank International GmbH represented by Anke Meier-Wahl Munich, 15.2.2019 /s/ Stefan Gmür Munich, 18.02.2019 /s/ Jörg Ambrosius Munich, 19.02.2019 /s/ Stefan Gmür /s/ ppc, Anke Meier-Wahl